Exhibit 99.1

ARES COMMERCIAL REAL ESTATE CORPORATION

ANNOUNCES SECOND QUARTER 2012 FINANCIAL RESULTS

Chicago, IL – August 14, 2012 - Ares Commercial Real Estate Corporation (NYSE: ACRE) today announced financial results for the second quarter ended June 30, 2012.

SECOND QUARTER 2012 HIGHLIGHTS

•                  Completed initial public offering of 7.7 million shares of newly issued common stock at a price of $18.50 per share, raising gross proceeds of approximately $142.5 million.  The Company incurred approximately $3.4 million in offering expenses relating to the initial public offering, resulting in net proceeds to the Company of $139.1 million.  The Company’s Manager, Ares Commercial Real Estate Management, LLC (“ACREM”), paid directly approximately $5.3 million in underwriting commissions.

•                  Fully redeemed $6.3 million in issued and outstanding shares of Series A Convertible Preferred Stock including redemption premium using the proceeds of the initial public offering.

•                  Increased maximum borrowing availability under the Company’s existing funding facilities by approximately $133.7 million and entered into a new funding facility with Capital One Bank, raising the aggregate maximum borrowing availability to $308.7 million.  The Company also fully paid down $47.3 million in outstanding balances on the Company’s funding facilities using the proceeds of the initial public offering, resulting in a zero balance at June 30, 2012.

•                  Declared a second quarter dividend of $0.06 per share of common stock, which was paid on July 12, 2012.

•                  Subsequent to June 30, 2012, the Company closed a $14.3 million mezzanine loan collateralized by interests in an existing office building located in the Buckhead / Lenox sub-market of Atlanta, GA (closed on August 2, 2012).  The mezzanine loan has an initial effective yield of 10.7%.

SUMMARY OF SECOND QUARTER 2012 OPERATING RESULTS

Net (loss) attributable to common shareholders was ($225) thousand or ($0.03) per basic and diluted common share and ($341) thousand or ($0.09) per basic and diluted common share for three and six months ended June 30, 2012, respectively.  As the Company commenced operations on December 9, 2011, there are no prior periods for which to compare operating results.  Significant events that affected the operating results for the three and six months ended June 30, 2012 include the Company’s initial public offering, redemption of the Company’s Series A Convertible Preferred Stock, repayment of the outstanding balances of the Company’s funding facilities and commencement of the Management Agreement with ACREM (which occurred on May 1, 2012), among others.  The Company is also in the process of investing in its target assets with the proceeds of the initial public offering and its borrowing capacity under the Company’s funding facilities.

John Bartling, Chief Executive Officer of Ares Commercial Real Estate Corporation, commented, “We have made significant progress since our recent IPO in terms of building our business, strengthening our balance sheet and enhancing our management team.  Our commitment to our shareholders is to deliver predictable, sustainable and attractive risk-adjusted returns over the long run.  To that end, we are carefully and patiently constructing our initial investment portfolio in a manner that complements these objectives.  Our direct origination platform is providing a strong level of transaction opportunities and the momentum has been steadily building.  As we make additional progress investing our available capital, we believe that we will provide attractive returns and dividend levels to shareholders.”

SUMMARY OF INVESTMENTS AT JUNE 30, 2012

At June 30, 2012, the Company had originated four loans totaling approximately $98.9 million in commitments with an outstanding balance of $79.0 million.  At June 30, 2012, all loans are performing in accordance with the terms of the respective loan agreements.

Portfolio at June 30, 2012:

		Origination	Maturity	Loan	Principal		Effective	Remaining
Investment	Location	Date	Date	Commitment	Outstanding	Coupon	Yield	Life (years)
				($000’s)	($000’s)
Senior Loan	Denver, CO	Dec-2011	Jan-2015	$11,000	$6,123	6.5%	8.0%	2.5
B Note	Ft Lauderdale, FL	Jan-2012	Feb-2015	15,000	8,000	11.5%	13.1%	2.6
Senior Loan	Boston, MA	Feb-2012	Mar-2015	34,926	34,926	6.3%	6.9%	2.7
Senior Loan	Austin, TX	Feb-2012	Mar-2015	37,950	29,976	6.8%	7.7%	2.7

Totals / Averages				$98,876	$79,025	7.0%	8.0%	2.6

At June 30, 2012, the Company’s loan portfolio had no loans that were 30 days or more delinquent. At June 30, 2012, the Company had no allowances for loan losses.

ACTIVITIES SUBSEQUENT TO JUNE 30, 2012

Subsequent to quarter end, the Company originated a $14.3 million mezzanine loan collateralized by interests in an existing office building located in the Buckhead / Lenox submarket of Atlanta, GA in connection with the borrower’s acquisition of the property. This mezzanine loan represents “repeat business” for the Company as one of the partners of the borrower has an existing relationship with respect to a different loan previously originated by the Company.  The mezzanine loan has an initial effective yield of 10.7% and a loan-to-value of 75% at closing based on a purchase price of the building by the borrower of approximately $100 million. The senior loan on the building with an initial principal balance of $60.7 million is held by an unrelated bank.

New Loan Closed Subsequent to June 30, 2012:

		Origination	Maturity	Loan	Principal		Effective	Remaining
Investment	Location	Date	Date	Commitment	Outstanding	Coupon	Yield	Life (years)
				($000’s)	($000’s)
Mezzanine	Atlanta, GA	Aug-2012	Aug-2017	$14,300	$14,300	10.5%	10.7%	5.0

Also subsequent to June 30, 2012, the Company appointed Tae-Sik Yoon as its Chief Financial Officer, replacing Richard Davis, who served as Interim Chief Financial Officer.  Mr. Yoon has more than 19 years of real estate finance, investment banking and legal experience with private and public companies.

DIVIDENDS

On June 18, 2012, the Company declared a dividend of $0.06 per share of common stock for the second quarter of 2012, which was paid on July 12, 2012 to common shareholders of record as of June 28, 2012. The Company’s dividend policy is set by its Board of Directors and will be evaluated on a quarterly basis in consideration with the pace of the Company’s capital deployment and subsequent earnings.

NON-GAAP FINANCIAL MEASURES

Core Earnings is used to compute incentive fees to ACREM and the Company believes it is an appropriate supplemental disclosure for a mortgage REIT.  For these purposes, Core Earnings is defined as GAAP net income (loss) excluding non-cash equity compensation expense, the incentive fee, depreciation and amortization (to the extent that the Company forecloses on any properties underlying our target assets), any unrealized gains, losses or other non-cash items recorded in net income for the period, regardless of whether such items are included in other comprehensive income or loss, or in net income. The amount will be adjusted to exclude one-time events pursuant to changes in GAAP and certain other non-cash charges as determined by ACREM and approved by a majority of the independent directors of the Company.  Core Earnings, a non-GAAP measure, for the three and six months ended June 30, 2012 was a (loss) of ($158) thousand or $(0.02) per basic and diluted share and ($274) thousand or $(0.07) per basic and diluted share, respectively.  The table below provides a reconciliation of net income to Core Earning as for the three and six month periods ending June 30, 2012:

	Three Months Ended June 30, 2012		Six Months Ended June 30, 2012
	Amount ($000’s)	Per share	Amount ($000’s)	Per Share

Net (Loss) attributable to common shareholders	$(225)	$(0.03)	$(341)	$(0.09)
Add back for noncash stock based compensation	67	0.01	67	0.02
Core Earnings (Loss)	$(158)	$(0.02)	$(274)	$(0.07)

CONFERENCE CALL AND WEBCAST INFORMATION

The Company will host a webcast and conference call on Tuesday, August 14, 2012, 10:00 AM Central Time to discuss its second quarter 2012 financial results.

The live webcast can be found on a webcast link located on the Home page of the Investor Resources section of our website at http://www.arescre.com. Please visit the website to test your connection before the webcast. Domestic callers can access the conference call by dialing (877) 883-0383. International callers can access the conference call by dialing +1 (412) 902-6506. All callers will need to enter the Participant Elite Entry Number 7137589 followed by the # sign and reference “Ares Commercial Real Estate Corporation” once connected with the operator.  All callers are asked to dial in 10-15 minutes prior to the call so that name and company information can be collected.

For interested parties, an archived replay of the call will be available approximately one hour after the end of the conference through August 29, 2012 to domestic callers by dialing (877) 344-7529 and to international callers by dialing +1 (412) 317-0088. For all replays, please reference conference number 10016206. An archived replay will also be available on a webcast link located on the Home page of the Investor Resources section of our website.

ABOUT ARES COMMERCIAL REAL ESTATE CORPORATION

Ares Commercial Real Estate Corporation is a specialty finance company that originates, invests in and manages middle-market commercial real estate loans and other commercial real estate investments. Through its national direct origination platform, Ares Commercial Real Estate Corporation provides flexible financing solutions for middle-market borrowers. Ares Commercial Real Estate Corporation intends to elect to be taxed as a real estate investment trust and is externally managed by an affiliate of Ares Management LLC, a global alternative asset manager with approximately $54 billion in committed capital under management as of June 30, 2012.  For more information, please visit our website at www.arescre.com.

FORWARD LOOKING STATEMENTS

Statements included herein or on the webcast / conference call may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, which relate to future events or our future performance or financial condition.  These statements are not guarantees of future performance, condition or results and involve a number of risks and uncertainties.  Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in our filings with the Securities and Exchange Commission.  Ares Commercial Real Estate Corporation undertakes no duty to update any forward-looking statements made herein or on the webcast/conference call.

CONTACT

Carl Drake
Ares Commercial Real Estate Corporation
404-814-5204

ARES COMMERCIAL REAL ESTATE CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share data)

	As of
	June 30, 2012	December 31, 2011
	(unaudited)
ASSETS
Cash and cash equivalents	$87,455	$1,240
Restricted cash	2,087	—
Loans held for investment	78,173	4,945
Accrued interest receivable	580	3
Deferred financing costs, net	2,212	1,194
Other assets	752	205
Total assets	$171,259	$7,587

LIABILITIES AND STOCKHOLDERS’ EQUITY

LIABILITIES
Due to affiliates	$890	827
Dividends payable	555	—
Refundable deposits	—	200
Escrow liability	1,334	—
Accrued expenses and other liabilities	822	123
Total liabilities	3,601	1,150

Commitments and contingencies

STOCKHOLDERS’ EQUITY
Preferred stock, par value $0.01 per share, 5,000,000 and no shares authorized at June 30, 2012 and December 31, 2011, respectively, no shares issued and outstanding at June 30, 2012 and December 31, 2011	—	—
Common stock, par value $0.01 per share, 95,000,000 and 100,000 shares authorized at June 30, 2012 and December 31, 2011, respectively, 9,242,162 and no shares issued and outstanding at June 30, 2012 and December 31, 2011, respectively	92	—
Additional paid in capital – common stock	169,075	6,600
Accumulated deficit	(1,509)	(163)
Total stockholders’ equity	167,658	6,437
Total liabilities and stockholders’ equity	$171,259	$7,587

ARES COMMERCIAL REAL ESTATE CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share data)

	For the three months ended June 30, 2012	For the six months ended June 30, 2012
	(unaudited)	(unaudited)
Net interest margin:
Interest income	$1,559	$2,508
Interest expense	(353)	(692)
Net interest margin	1,206	1,816

Expenses:
Management fees	419	419
Professional fees	331	414
General and administrative expenses	323	331
General and administrative expenses reimbursed to affiliate	308	319
Total expenses	1,381	1,483

Net income (loss)	(175)	333

Less income attributable to Series A convertible preferred stock:
Quarterly preferred dividends	(50)	(102)
Accretion of redemption premium	—	(572)
Net loss attributable to common stockholders	(225)	(341)

Basic and diluted earnings per common share	$(0.03)	$(0.09)

Weighted average shares of common stock outstanding – basic and diluted	6,576,923	3,787,747

Dividends declared per common share	$0.06	$0.11